Exhibit 99.1
FOR IMMEDIATE RELEASE
ADVANCED DISPOSAL ANNOUNCES SECOND QUARTER RESULTS
Company achieves revenue growth of 7% and continues to attain significant year-over-year improvements in cash flow from operations

PONTE VEDRA, Fla. (August 2, 2017) – Advanced Disposal Services, Inc. (NYSE: ADSW), (d/b/a Advanced Disposal) announced today revenue for the three months ended June 30, 2017 of $383.1 million versus $358.2 million in the same period of the prior year. Net loss during second quarter 2017 was $0.2 million, or $0.00 per diluted share, versus net income of $0.2 million, or $0.00 per diluted share, in second quarter 2016. The company achieved quarterly adjusted EBITDA of $109.8 million, an increase of $2.3 million versus second quarter 2016. Adjusted EBITDA margins were 28.7% during second quarter 2017.

Revenue growth of 7% for second quarter 2017 represents the largest quarterly increase in three years. Acquisitions drove nearly half of the increase led by the company's recent purchase of CGS Services, Inc., a vertically-integrated waste collection and disposal company in central and eastern Indiana, along with seven tuck-in acquisitions completed during the first six months of 2017. Organic volume also turned positive during the second quarter at 0.6% driven by growth in disposal revenue and average price yield was 1.4%.

Net loss increased $0.4 million and adjusted EBITDA improved $2.3 million during second quarter 2017 versus the same prior year period. Gains from the company's organic growth and new acquisitions coupled with interest expense savings of $11.1 million year-over-year drove increases in the company's core profitability. Adjusted net income improved $7.1 million in the second quarter of 2017, which does not include a $13.0 million non-cash impairment charge incurred during the quarter. Additionally, lower cash interest payments along with working capital improvements and increased profitability drove a $27.1 million increase in cash provided by operating activities during the second quarter, and adjusted free cash flow improved $16.8 million.

For the six months ended June 30, 2017, revenue was $730.5 million versus $692.0 million for the same period in the prior year. Net loss improved $6.8 million to $7.2 million, and adjusted net income increased $11.9 million to $17.5 million. Adjusted EBITDA of $197.0 million year-to-date was $2.7 million better year-over-year, and adjusted EBITDA margins were 27.0% for the six months ended 2017.

"Advanced Disposal continues to attain significant year-over-year improvements in cash from operations and adjusted free cash flow as we execute on our strategy" said Richard Burke, CEO. "At the same time, we have found profitable opportunities to reinvest in our business along with achieving organic growth that has driven strong-year-over-year revenue gains. Based on our current performance and second half of the year forecast, we are raising our full year revenue guidance and reaffirming our full year adjusted free cash flow and adjusted EBITDA guidance."

Fiscal Year 2017 Guidance
Advanced Disposal is raising its full year 2017 revenue guidance to be between $1,475 million to $1,490 million from its original guidance of between $1,450 million and $1,475 million. It also reaffirms its adjusted EBITDA guidance estimated to be between $423 million and $433 million, and adjusted free cash flow estimated to be between $121 million and $141 million. This guidance is based on current economic conditions and does not assume any significant changes in the overall economy. Please refer to the Special Note Regarding Forward-Looking Statements section of this press release.

Advanced Disposal will conduct a quarterly earnings conference call on August 3, 2017 at 10:00 a.m. EST. The call can be accessed by dialing (866) 478-7805 domestically or (832) 445-1679 internationally and asking for conference ID 36123484 or the Advanced Disposal Q2 2017 earnings call. This call will be recorded and available via replay approximately two hours after the completion of the earnings call for thirty days. You may access the recording by dialing (855) 859-2056 or through the link on the investor relations page of our website at www.AdvancedDisposal.com.

The calculation of free cash flow and adjusted free cash flow, as well as details of charges and other expenses that are excluded from EBITDA and net income (loss) in arriving at adjusted EBITDA and adjusted net income, are contained in the “Reconciliation of Certain Non-GAAP Measures” section of this press release.

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION AND OPERATING
DATA
Advanced Disposal Services, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Service revenues	$383.1	$358.2	$730.5	$692.0
Operating costs and expenses
Operating	240.2	219.1	469.1	432.3
Selling, general and administrative	40.6	39.2	85.7	84.1
Depreciation and amortization	67.5	64.6	128.9	125.4
Acquisition and development costs	0.4	—	0.8	0.2
Loss (gain) on disposal of assets and asset impairments	10.3	(0.8)	10.6	0.1
Restructuring charges	—	—	—	0.8
Total operating costs and expenses	359.0	322.1	695.1	642.9
Operating income	24.1	36.1	35.4	49.1
Other (expense) income
Interest expense	(23.1)	(34.2)	(45.6)	(68.6)
Other (expense) income, net	(1.3)	0.2	(1.8)	0.4
Total other expense	(24.4)	(34.0)	(47.4)	(68.2)
(Loss) income before income taxes	(0.3)	2.1	(12.0)	(19.1)
Income tax (benefit) expense	(0.1)	1.9	(4.8)	(5.1)
Net (loss) income	$(0.2)	$0.2	$(7.2)	$(14.0)

Net loss attributable to common stockholders per share
Basic loss per share	$—	$—	$(0.08)	$(0.22)
Diluted loss per share	$—	$—	$(0.08)	$(0.22)
Basic average shares outstanding	88,275,698	64,493,536	88,206,590	64,493,536
Diluted average shares outstanding	88,275,698	65,559,287	88,206,590	64,493,536

Advanced Disposal Services, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions, except share data)

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$2.9	$1.2
Accounts receivable, net of allowance for doubtful accounts of $4.5 and $4.0, respectively	191.6	183.2
Prepaid expenses and other current assets	29.4	30.3
Total current assets	223.9	214.7
Other assets	21.3	23.3
Property and equipment, net of accumulated depreciation of $1,256.0 and $1,163.0, respectively	1,697.9	1,633.4
Goodwill	1,198.6	1,173.9
Other intangible assets, net of accumulated amortization of $227.0 and $210.7, respectively	297.6	324.6
Total assets	$3,439.3	$3,369.9
Liabilities and Stockholder's Equity
Current liabilities
Accounts payable	$103.0	$86.5
Accrued expenses	103.9	109.8
Deferred revenue	64.2	62.5
Current maturities of landfill retirement obligations	30.2	29.3
Current maturities of long-term debt	40.7	36.5
Total current liabilities	342.0	324.6
Other long-term liabilities	56.9	54.2
Long-term debt, less current maturities	1,885.2	1,887.0
Accrued landfill retirement obligations, less current maturities	198.3	161.8
Deferred income taxes	125.0	112.8
Total liabilities	2,607.4	2,540.4
Equity
Common stock: $.01 par value, 1,000,000,000 shares authorized, 88,357,328 and 88,034,813 shares issued and outstanding, respectively	0.9	0.8
Additional paid-in capital	1,479.8	1,470.3
Accumulated deficit	(648.8)	(641.6)
Treasury Stock at cost, 2,274 and 0 shares, respectively	—	—
Total stockholder's equity	831.9	829.5
Total liabilities and stockholder's equity	$3,439.3	$3,369.9

Advanced Disposal Services, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net loss	$(7.2)	$(14.0)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	128.9	125.4
Change in fair value of derivative instruments	2.4	(7.0)
Amortization of interest rate cap premium	—	0.2
Amortization of debt issuance costs and original issue discount	3.2	9.8
Accretion on landfill retirement obligations	7.4	6.5
Other accretion and amortization	1.9	0.9
Provision for doubtful accounts	2.2	1.4
Loss on disposition of property and equipment	0.9	1.8
Impairment of assets	13.0	—
Gain on disposition of businesses	(2.8)	(1.7)
Stock based compensation	4.7	3.3
Deferred tax benefit	(6.4)	(6.2)
Earnings in equity investee	(0.6)	(1.1)
Changes in operating assets and liabilities, net of businesses acquired
Increase in accounts receivable	(7.8)	(5.1)
Decrease in prepaid expenses and other current assets	1.5	8.2
(Increase) decrease in other assets	0.1	0.4
Increase in accounts payable	18.3	0.2
Decrease in accrued expenses	(9.8)	(10.0)
Increase (decrease) in unearned revenue	0.8	(1.1)
Increase (decrease) in other long-term liabilities	2.2	(0.8)
Capping, closure and post-closure obligations	(4.1)	(6.7)
Assumption of long term care and closure reserve	24.0	—
Net cash provided by operating activities	172.8	104.4
Cash flows from investing activities
Purchases of property and equipment and landfill construction and development	(79.9)	(69.2)
Proceeds from sale of property and equipment	1.0	1.0
Acquisition of businesses, net of cash acquired	(84.3)	(5.1)
Proceeds from sale of businesses	8.7	2.5
Net cash used in investing activities	(154.5)	(70.8)
Cash flows from financing activities
Proceeds from borrowings on debt instruments	120.0	70.0
Repayment on debt instruments, including capital leases	(141.3)	(101.9)
Proceeds from stock option exercises	4.7	—
Bank overdraft	—	11.3
Other financing activities	—	0.2
Return of capital to former parent	—	(12.6)
Net cash used in financing activities	(16.6)	(33.0)
Net increase in cash and cash equivalents	1.7	0.6
Cash and cash equivalents, beginning of period	1.2	0.6
Cash and cash equivalents, end of period	$2.9	$1.2

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2016 appearing in our Annual Report on Form 10-K and our unaudited condensed consolidated financial statements and notes thereto as of and for the three months ended June 30, 2017 appearing in our Form 10-Q, each as filed with the Securities and Exchange Commission.

REVENUE

The following table reflects our revenue by line of business for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Collection	$252.8	66.0%	$247.6	69.1%	$494.0	67.6%	$486.2	70.3%
Disposal	144.6	37.7%	138.6	38.7%	262.5	35.9%	254.1	36.7%
Sale of recyclables	9.4	2.5%	5.5	1.5%	17.6	2.4%	9.7	1.4%
Fuel fees and environmental fees	25.1	6.6%	20.9	5.8%	49.1	6.7%	39.9	5.8%
Other revenue	27.7	7.2%	18.5	5.2%	50.7	6.9%	38.7	5.6%
Intercompany eliminations	(76.5)	(20.0)%	(72.9)	(20.4)%	(143.4)	(19.5)%	(136.6)	(19.8)%
Total service revenues	$383.1	100.0%	$358.2	100.0%	$730.5	100.0%	$692.0	100.0%

The table set forth below reflects changes in revenue, as compared to the previous year:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Average yield	1.4%	1.7%	2.0%	1.9%
Recycling	1.2%	0.2%	1.3%	—%
Fuel fee revenue	0.5%	(0.9)%	0.4%	(1.1)%
Total yield	3.1%	1.0%	3.7%	0.8%
Organic volume	0.6%	(0.9)%	(0.5)%	(0.3)%
Acquisitions	3.4%	1.8%	2.6%	2.0%
Divestitures	(0.1)%	(1.0)%	(0.2)%	(1.6)%
Total revenue growth	7.0%	0.9%	5.6%	0.9%

OPERATING EXPENSES

The following table summarizes our operating expenses for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Operating	$236.4	61.7%	$215.8	60.2%	$461.7	63.2%	$425.8	61.5%
Accretion of landfill retirement obligations	3.8	1.0%	3.3	1.0%	7.4	1.0%	6.5	1.0%
Operating expenses	$240.2	62.7%	$219.1	61.2%	$469.1	64.2%	$432.3	62.5%

The following table summarizes the major components of our operating expenses, excluding accretion expense on landfill retirement obligations for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Labor and related benefits	$77.6	20.3%	$73.1	20.4%	$153.0	20.9%	$146.3	21.1%
Transfer and disposal costs	54.1	14.1%	48.0	13.4%	101.7	13.9%	93.6	13.5%
Maintenance and repairs	34.7	9.1%	33.1	9.2%	67.9	9.3%	65.2	9.4%
Fuel	16.1	4.2%	14.0	3.9%	31.9	4.4%	26.2	3.8%
Franchise fees and taxes	18.1	4.7%	17.0	4.7%	32.4	4.4%	31.6	4.6%
Risk management	7.7	2.0%	6.9	1.9%	16.8	2.3%	15.3	2.2%
Other	28.1	7.3%	23.7	6.7%	52.6	7.2%	47.6	6.9%
Subtotal	$236.4	61.7%	$215.8	60.2%	$456.3	62.5%	$425.8	61.5%
Greentree expenses, net of estimated insurance recoveries	—	—%	—	—%	5.4	0.7%	—	—%
Total operating expenses, excluding accretion expense	$236.4	61.7%	$215.8	60.2%	$461.7	63.2%	$425.8	61.5%

SELLING, GENERAL AND ADMINISTRATIVE

The following table summarizes our selling, general and administrative expenses for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Salaries	$25.5	6.7%	$25.7	7.2%	$55.0	7.5%	$50.8	7.3%
Legal and professional	2.7	0.7%	2.3	0.6%	5.9	0.8%	12.1	1.7%
Other	12.4	3.2%	11.2	3.1%	24.8	3.4%	21.2	3.2%
Total selling, general and administrative expenses	$40.6	10.6%	$39.2	10.9%	$85.7	11.7%	$84.1	12.2%

ADDITIONAL STATISTICS

The following table reflects cash interest and cash taxes for the periods presented (in millions of dollars):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cash paid for interest	$27.6	$40.4	$42.4	$58.2
Cash paid for taxes	$0.3	$1.2	$0.6	$1.3

Internalization for the three months ended June 30, 2017: 64%

Days Sales Outstanding for the three months ended June 30, 2017: 46 (30 net of deferred revenue)

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

EBITDA, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted free cash flow and adjusted net income are not defined terms under U.S. generally accepted accounting principles (“non-GAAP measures”). Non-GAAP measures should not be considered in isolation or as a substitute for net income, income per diluted share or cash flow data prepared in accordance with GAAP and may not be comparable to calculations of similarly titled measures by other companies.
We define EBITDA as net income (loss) from continuing operations adjusted for interest, taxes, depreciation and amortization and accretion. We define adjusted EBITDA as EBITDA adjusted to exclude non-cash and non-recurring items as well as other adjustments permitted in calculating covenant compliance under the agreements governing our outstanding debt securities and credit facilities. We believe adjusted EBITDA is useful to investors in evaluating our performance compared to other companies in our industry because it eliminates the effect of financing, income taxes and the accounting effects of capital spending, as well as certain items that are not indicative of our performance on an ongoing basis. Management uses adjusted EBITDA to measure the performance of our core operations at the consolidated, segment and business unit levels and as a metric for a significant portion of our management incentive plans.
We define free cash flow as net cash provided by operating activities less capital expenditures (purchases of property and equipment, excluding expenditures for significant new municipal contracts and significant purchases of land for future landfill airspace), net of proceeds from the sale of property and equipment. We define adjusted free cash flow as free cash flow excluding restructuring payments, capital markets costs, and non-recurring items. Management uses adjusted free cash flow to evaluate the Company’s ability to generate cash to fund its activities on an ongoing basis, and we believe adjusted free cash flow is useful to investors in evaluating our performance compared to other companies in our industry because it eliminates the effect of restructuring payments, capital market costs, and other non-recurring items, which are not indicative of our ability to generate cash on an ongoing basis.
We define adjusted net income and adjusted earnings per share as net income (loss) from continuing operations and diluted earnings per share adjusted to exclude non-cash and non-recurring items. We believe adjusted net income and adjusted earnings per share provide an understanding of operational activities before the financial impact of certain items. We believe that these measures are useful in evaluating our operations as these measures are adjusted for items that affect comparability between periods.
In fiscal 2014, we made a strategic decision to enter into fuel derivatives as economic hedges of a rise in the price of diesel fuel for fiscal 2015 and fiscal 2016. We have not entered into fuel derivatives since fiscal 2014 when the economic hedges for fiscal 2015 and fiscal 2016 were put in place and have no present intention to enter into fuel derivatives in 2017. We therefore believe that excluding realized losses from fuel derivatives provides useful additional information for investors to evaluate comparability among periods and is consistent with how management evaluates performance. In fiscal 2016, we entered into interest rate caps as economic hedges of a rise in interest rates for fiscal 2017, fiscal 2018 and the nine months ended September 30, 2019. We believe that excluding realized and unrealized gains and losses from interest rate derivatives from our adjusted EBITDA provides useful additional information in evaluating ongoing financial performance of the business as these derivatives represent a risk management tool to reduce our exposure to rising interest rates and are viewed by management as a financing cost similar to interest expense.

ADJUSTED EBITDA

The following table calculates adjusted earnings before interest, taxes, depreciation, amortization and accretion adjusted for certain other costs (in millions of dollars except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income	$(0.2)	$0.2	$(7.2)	$(14.0)
Income tax benefit	(0.1)	1.9	(4.8)	(5.1)
Interest expense	23.1	34.2	45.6	68.6
Depreciation and amortization	67.5	64.6	128.9	125.4
Accretion on landfill retirement obligations	3.8	3.3	7.4	6.5
Accretion on loss contracts and other long-term liabilities	0.1	0.1	0.2	0.2
EBITDA	94.2	104.3	170.1	181.6
EBITDA adjustments:
Acquisition and development costs	0.4	—	0.8	0.2
Stock based compensation	2.1	2.9	6.3	3.3
Greentree expenses, net of estimated insurance recoveries	—	—	5.4	—
Earnings in equity investee, net	0.3	—	0.1	(0.5)
Restructuring charges	—	—	—	0.8
Loss on disposal of assets and asset impairments	10.3	(0.8)	10.6	0.1
Unrealized loss (gain) on derivatives	1.5	(2.9)	2.3	(7.0)
Capital market costs	0.4	0.3	0.4	7.5
Other	0.1	0.1	—	—
Realized loss on derivatives	0.5	3.6	1.0	8.3
Adjusted EBITDA	$109.8	$107.5	$197.0	$194.3

Revenue	$383.1	$358.2	$730.5	$692.0
Adjusted EBITDA margin	28.7%	30.0%	27.0%	28.1%

ADJUSTED FREE CASH FLOW

The following table calculates free cash flow and adjusted free cash flow (in millions of dollars):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$77.5	$50.4	$172.8	$104.4
Purchases of property and equipment and construction and development (a)	(38.0)	(30.7)	(76.8)	(69.2)
Proceeds from sale of property and equipment	0.4	0.6	1.0	1.0
Free cash flow	39.9	20.3	97.0	36.2
Assumption of long-term care and closure reserve (b)	—	—	(24.0)	—
Restructuring payments	—	0.5	—	1.2
Payment to retired executive	—	—	6.2	—
Greentree costs	1.9	—	2.6	—
Capital market costs	0.2	1.3	0.2	7.1
Adjusted free cash flow	42.0	22.1	82.0	44.5
Realized loss on derivatives	0.5	3.6	1.0	8.3
Adjusted free cash flow excluding realized loss on derivatives	$42.5	$25.7	$83.0	$52.8

(a) Excludes the impact of land purchased for future airspace of $3.1 million during first quarter 2017.

(b) The Company received a cash payment of $24.0 million during first quarter 2017 that is included in net cash provided by operating activities in exchange for assuming certain post-closure liabilities of a closed portion of a landfill and became responsible for expenditures related to a gas infrastructure system. The assumed post-closure liabilities and expenditures related to the gas infrastructure system approximate the amount of the cash payment.

ADJUSTED NET INCOME

The following table calculates adjusted net income (in millions of dollars except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income	$(0.2)	$0.2	$(7.2)	$(14.0)
Amortization of intangibles	10.4	10.8	20.9	21.7
Acquisition and development costs	0.4	—	0.8	0.2
Restructuring charges	—	—	—	0.8
Loss on disposal of assets and asset impairments	10.3	(0.8)	10.6	0.1
Unrealized loss (gain) on derivatives	1.5	(2.9)	2.3	(7.0)
Capital market costs	0.4	0.3	0.4	7.5
Greentree expenses, net of estimated insurance recoveries	—	—	5.4	—
Realized loss on derivatives	0.5	3.6	1.0	8.3
Tax effect	(9.5)	(4.5)	(16.7)	(12.0)
Adjusted net income	$13.8	$6.7	$17.5	$5.6

Diluted earnings per common share:
Adjusted average shares outstanding	88,833,099	65,559,287	88,640,213	65,723,062
Adjusted earnings per common share	$0.16	$0.10	$0.20	$0.09

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements within the meaning of the U.S. federal securities laws. All statements other than statements of historical facts in this document, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities), are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend” and “future” and similar words. Statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended and are subject to safe harbor created by those sections. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond our control, which could cause actual results to differ materially from the forward-looking statements contained in this release. Such risks, uncertainties and factors include those set forth under the heading Risk Factors in our most recent Annual Report on 10-K and subsequent
Form 10-Q filed with the Securities and Exchange Commission.

Examples of these risks, uncertainties and other factors include, but are not limited to:

•	our ability to achieve future profitability will depend on us executing our strategy and controlling costs; future results may be impacted by the expiration of net operating losses (NOLs);

•	we operate in a highly competitive industry and the inability to compete effectively with larger and better capitalized companies and governmental service providers;

•	our results are vulnerable to economic conditions;

•	we may lose contracts through competitive bidding, early termination or governmental action;

•	some of our customers, including governmental entities, have suffered financial difficulties affecting their credit risk, which could negatively impact our operating results;

•
our financial and operating performance may be affected by the inability in some instances to renew or expand existing landfill permits or acquire new landfills. Further, the cost of operation and/or future construction of our existing landfills may become economically unfeasible causing us to abandon or cease operations;

•	we could be precluded from maintaining permits or entering into certain contracts if we are unable to obtain sufficient third-party financial assurance or adequate insurance coverage;

•	our accruals for our landfill site closure, post-closure and contamination related costs may be inadequate;

•	our cash flow may not be sufficient to finance our high level of capital expenditures;

•	our acquisitions, including our ability to integrate acquired businesses, or that the acquired businesses may have unexpected risks or liabilities;

•	the seasonal nature of our business and "event-driven" waste projects that could cause our results to fluctuate;

•
we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, result in adverse judgments, settlements or fines and create negative publicity;

•	fuel supply and prices may fluctuate significantly and we may not be able to pass on cost increases to our customers;

•	fluctuations in the prices of commodities may adversely affect our financial condition, results of operations and cash flows;

•	increases in labor and disposal costs and related transportation costs could adversely impact our financial results;

•	efforts by labor unions could divert management attention and adversely affect operating results;

•	we depend significantly on the services of the members of our senior, regional and local management teams, and the departure of any of those persons could cause our operating results to suffer;

•	we are increasingly dependent on technology in our operations and, if our technology fails, our business could be adversely affected;

•	a cybersecurity incident could negatively impact our business and our relationships with customers;

•	operational and safety risks, including the risk of personal injury to employees and others;

•
we are subject to substantial governmental regulation and failure to comply with these requirements, as well as enforcement actions and litigation arising from an actual or perceived breach of such requirements, could subject us to fines, penalties and judgments, and impose limits on our ability to operate and expand;

•	our operations being subject to environmental, health and safety laws and regulations, as well as contractual obligations that may result in significant liabilities;

•	future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results;

•
fundamental change in the waste management industry as traditional waste streams are increasingly viewed as renewable resources and changes in laws and environmental policies may limit the items that enter the waste stream, any of which may adversely impact volumes and tipping fees at our landfills. Alternatives to landfill disposal may cause our revenues and operating results to decline;

•	risks associated with our substantial indebtedness and working capital deficit;

•	risks associated with our ability to implement our growth strategy as and when planned; and

•	the other risks described in the "Risk Factors" section of our 2016 Annual Report on Form 10-K.
The above examples are not exhaustive and new risks may emerge from time to time. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. These forward-looking statements speak only as of the date of this report. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based.

About Advanced Disposal
Advanced Disposal (NYSE: ADSW) brings fresh ideas and solutions to the business of a clean environment. We provide integrated, non-hazardous solid waste collection, recycling and disposal services to residential, commercial, industrial and construction customers across 16 states and the Bahamas. Our team is dedicated to finding effective, sustainable solutions to preserve the environment for future generations. We welcome you to learn more at AdvancedDisposal.com or follow us on Facebook.

Contact:
Matthew Nelson
Advanced Disposal
(904) 737-7900, Matthew.Nelson@AdvancedDisposal.com